UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 13, 2013
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 13, 2013 (the “Closing Date”), Bovie Medical Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors (the “Investors’) with respect to which Great Point Partners, LLC (“GPP”) acts as investment manager pursuant to which the Company issued 3,500,000 shares of the Company’s Series A 6% Convertible Preferred Stock (the “Series A Preferred Stock”) at a purchase price of $2.00 per share (the “Offering”). The shares of Series A Preferred Stock are convertible, at the option of the holder, into shares of common stock on a one-for-one basis and vote with the shares of common stock on an as-converted basis. In addition, the Company issued 5.5 year warrants to purchase up to 5,250,000 shares of our common stock in the aggregate, at an exercise price of $2.387 per share (the “Warrants”). The Warrants may be exercised at any time from or after the date that is the six (6) month anniversary of the Closing Date, may be exercised on a cashless basis and contain customary, structural anti-dilution proctection (i.e., stock splits, dividends, etc).
In conjunction with the Offering, the Company and the Investors also executed a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company has agreed to register, on behalf of the Investors, the shares of common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants, as well as the common stock underlying the warrant issued to Gilford Securities Incorporated (525,000 shares of common stock), the placement agent in the Offering (“Gilford”). Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement within thirty days of the Closing Date and is required to obtain the effectiveness of such registration statement within ninety days of its filing.

Pursuant to an agreement with Gilford, we agreed to issue Gilford a five year warrant to purchase an amount equal to six percent (6%) of the Series A Preferred Stock and Warrants sold in the Offering at an exercise price $2.387 per share and pay Gilford a cash payment equal to six percent (6%) of the purchase price paid by the Investors in the Offering.

In connection with the Offering Robert Gershon was appointed the Company’s Chief Executive Officer. Andrew Makrides will assume the role of the Company’s Executive Chairman of the Board of Directors.

At closing, George Kromer and August Lentricchia resigned from the Board.

Pursuant to the terms of the Securities Purchase Agreement, at closing, Mr. Gershon was appointed to the Company’s Board of Directors. In addition, GPP was granted the right to appoint two (2) additional individual to the Company’s Board of Directors (the “GPP Designees”). At closing, Ian Sheffield was appointed to the Board as a GPP Designee. The second GPP Designee has not yet been identified, and upon identification of the second GPP Designee, Michael Norman will step down from the Board.

At closing each of Andrew Makrides, J. Robert Saron, Moshe Citronowicz and George Kromer (the “Voting Parties’), executed a Voting Agreement (the “Voting Agreement”) pursuant to which each of the Voting Parties agreed to vote the shares of common stock owned by them in favor of the GPP designees at the next annual meeting of the Company.

The description of the Securities Purchase Agreement, Series A Preferred Stock, Registration Rights Agreement, Voting Agreement and Warrant described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, Registration Rights Agreement, Voting Agreement and Warrant filed as Exhibits 10.1, 3.1, 10.2, 10.3 and 4.1 respectively to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Investors in the Offering were “accredited investors” as defined in Rule 501 of Regulation D promulgated under Securities Act of 1933, as amended (the “Securities Act”). The Offering was made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

The Gershon Agreement

In connection with the appointment of Robert Gershon as Chief Executive Officer at the closing, the Company and Mr. Gershon entered into an employment agreement (the “Gershon Employment Agreement”). The Gershon Employment Agreement has an initial term expiring on December 31, 2015 with automatic renewals for additional period of one year each unless either party provides written notice of the other party of its intent to terminate. The Gershon Employment Agreement provides for the payment of a base salary of $350,000 per year (subject to discretionary increases by the Board) and also entitles Mr. Gershon to participate in any annual bonus program to be constructed by the Compensation Committee of the Board of Directors. In addition, and as an inducement to enter into the Gershon Employment Agreement, the Company awarded Mr. Gershon a non-qualified stock option to purchase up to 750,000 shares of the Company’s Common Stock at a price per share equal to $2.09 per share. The option becomes exercisable with respect to 187,500 shares on each of the first four anniversaries of the Effective Date of the Agreement. The Gershon Employment Agreement provides that Mr. Gershon is entitled to usual and customary benefits and also contains usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality).

The Gershon Employment Agreement also provides for certain termination payments upon the termination of Mr. Gershon’s employment.

Resignation of Messrs. Kromer, Lentricchia and Norman

Pursuant to the terms of the Securities Purchase Agreement, George Kromer and August Lentricchia resigned their positions from the Board of Directors, effective at closing. At closing, Mr. Gershon was appointed to the Board of Directors, together with Ian Sheffield who was a designee of GPP under the terms of the Securities Purchase Agreement. GPP also has the right to designate up to one additional individual to serve on the Board and, upon identification of the additional designee, Michael Norman will resign from the Board.

Appointment of Robert Gershon and Ian Sheffield to the Board

Mr. Gershon has over 25 years of healthcare industry experience. On the operations side he ran the largest sales and marketing business at Covidien. With over $1B in P&L responsibility he consistently led an organization of over 600 people to double-digit revenue growth outpacing market category growth and capturing significant market share points during challenging healthcare economic conditions. He also was VP of sales and marketing at Henry Schein ($1.4B shared P&L for medical division/$115M full P&L for dialysis division) and earlier in his career spent over 13 years as a healthcare consultant for Booz, Allen, KPMG and two boutique consultancies where his practice focused on strategic planning, business development and mergers and acquisitions. Mr. Gershon received an MBA from J.L. Kellogg Graduate School of Management at Northwestern University and a BSBA degree from American University.

Ian Sheffield currently serves as a Senior Associate at Great Point Partners, Greenwich, CT. As part of his investment functions, he leads Great Point Partners’ medical devices and diagnostics investing efforts in public companies. Prior to joining Great Point, he served in various capacities at Versant Ventures, Medtronic, and Procter & Gamble. He holds a B.S. from Miami University and an M.B.A. from the Harvard Business School.

The Makrides Employment Agreement

On the Closing Date, the Company and Mr. Makrides entered into an employment agreement (the “Makrides Employment Agreement”). The Makrides Employment Agreement has an initial term expiring on December 31, 2016 with automatic renewals for additional period of one year each unless either party provides written notice of the other party of its intent to terminate. The Makrides Employment Agreement provides for the payment of a base salary of $215,414.52 per year (subject to discretionary increases by the Board) and also entitles Mr. Makrides to participate in any annual bonus program to be constructed by the Compensation Committee of the Board of Directors. The Makrides Employment Agreement provides that Mr. Makrides is entitled to usual and customary benefits and also contains usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality).

The Makrides Employment Agreement also provides for certain termination payments upon the termination of Mr. Makrides’s employment.

The Saron Employment Agreement

On the Closing Date, the Company and Mr. J. Robert Saron entered into an employment agreement (the “Saron Employment Agreement”). The Saron Employment Agreement has an initial term expiring on December 31, 2015 with automatic renewals for additional period of one year each unless either party provides written notice of the other party of its intent to terminate. The Saron Employment Agreement provides for the payment of a base salary of $305,183.84 per year (subject to discretionary increases by the Board) and also entitles Mr. Saron to participate in any annual bonus program to be constructed by the Compensation Committee of the Board of Directors. The Saron Employment Agreement provides that Mr. Saron is entitled to usual and customary benefits and also contains usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality).

The Saron Employment Agreement also provides for certain termination payments upon the termination of Mr. Saron’s employment.

The Citronowicz Employment Agreement

On the Closing Date, the Company and Mr. Moshe Citronowicz entered into an employment agreement (the “Citronowicz Employment Agreement”). The Citronowicz Employment Agreement has an initial term expiring on December 31, 2015 with automatic renewals for additional period of one year each unless either party provides written notice of the other party of its intent to terminate. The Citronowicz Employment Agreement provides for the payment of a base salary of $204,774.96 per year (subject to discretionary increases by the Board) and also entitles Mr. Citronowicz to participate in any annual bonus program to be constructed by the Compensation Committee of the Board of Directors. The Citronowicz Employment Agreement provides that Mr. Citronowicz is entitled to usual and customary benefits and also contains usual and customary restrictive covenants (including non-competition, non-solicitation and confidentiality).

The Citronowicz Employment Agreement also provides for certain termination payments upon the termination of Mr. Citronowicz’s employment.

The description of the Gershon Employment Agreement, Makrides Employment Agreement, Saron Employment Agreement and Citronowicz Employment Agreement described in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Gershon Employment Agreement, Makrides Employment Agreement, Saron Employment Agreement and Citronowicz Employment Agreement filed as Exhibits 10.4, 10.5, 10.6 and 10.7 respectively to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

The information contained in Item 1.01 above of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On December 13, 2013, the Company filed a Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Certificate of Designations”) of its Series A 6% Convertible Preferred Stock (with the Secretary of State of the State of Delaware to amend our articles of incorporation. The Certificate of Designations sets forth the rights, preferences and privileges of the Series A Preferred Stock. As provided in our articles of incorporation, the filing of the Certificate of Designations was approved by our Board of Directors. The following is a summary of the rights, privileges and preferences of the Series A Preferred Stock:

Number of Shares. The number of shares of Preferred Stock designated as Series A Preferred Stock is 3,500,000,000 (which shall not be subject to increase without the written consent of all of the holders of the Series A Preferred Stock).

Stated Value: The initial Stated Value of each share of Series A Preferred Stock is $2.00 (as adjusted pursuant to the Certificate of Designation).

Conversion: The Series A Preferred Stock shall be convertible at the option of the holder, into common stock on a one-for-one basis, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designations. In addition, the Company has the right to require the holders to convert to common stock under certain enumerated circumstances.

Redemption: At any time after the 48 month anniversary of the date of issuance of the Series A Preferred Stock, each share of Series A Preferred Stock shall be redeemable at the option of the holder thereof, for an amount equal to the Stated Value (the “Redemption Amount”). The Company shall pay the Redemption Amount as follows: (i) one third of such amount not later than five business days following the applicable Redemption Date (as defined in the Certificate of Designations); (ii) one third of such amount one year following the applicable Redemption Date; and (iii) one third of such amount two years following the applicable Redemption Date; provided, however, that if the applicable Redemption Date is a date following the eighty fourth (84th) anniversary of the issuance of the Series A Preferred Stock, the entire redemption amount shall be payable in one single payment.

Dividends: Dividends shall accrue on each share of Series A Preferred Stock at the rate of 6% of the stated value per year, compounded annually, whether or not declared. The holders of the Series A Preferred Stock, following notice, have the right to be paid an amount equal to one third of all accrued and unpaid dividends on the following dates: (i) the 48th month following the issuance of the Series A Preferred Stock; (ii) the 60h month following the issuance of the Series A Preferred Stock and (iii) the 72nd month following the issuance of the Series A Preferred Stock.

Voting Rights: Except as described in the Certificate of Designations, holders of the Series A Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

Liquidation Preferences. In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (including common stock), the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the Stated Value (as adjusted pursuant to the Certificate of Designations).

THE FOREGOING SUMMARY OF THE RIGHTS, PRIVILEGES AND PREFERENCES OF THE SERIES A PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES A PREFERRED STOCK WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 8.01	Other Events

On December 13, 2013, the Company issued a press release announcing the execution of the Securities Purchase Agreement and closing of the Offering. A copy of the press release is annexed to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A 6% Convertible Preferred Stock of Bovie Medical Corporation
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Voting Agreement
10.4	Robert Gershon Employment Agreement, dated December 13, 2013
10.5	Andrew Makrides Employment Agreement, dated December 13, 2013
10.6	J. Robert Saron Employment Agreement, dated December 13, 2013
10.7	Moshe Citronowicz Employment Agreement, dated December 13, 2013
99.1	Press release dated December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: December 16, 2013	By:	/s/ Gary Pickett
Gary Pickett
Chief Financial Officer